UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240. 14a-12

CULLINAN ONCOLOGY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 29, 2021

Dear Cullinan Stockholder:

I am pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Cullinan Oncology, Inc (the “Company” or “Cullinan”). The meeting will be held online on June 25, 2021 at 10:00 a.m. Eastern Time. Due to the public health concerns about the coronavirus, or COVID-19, and to support the health and well-being of our stockholders, employees and communities, the Annual Meeting will be a virtual meeting, which will be conducted via live webcast.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Internet Availability of Proxy Materials (“Notice of Availability”) and Proxy Statement.

At this Annual Meeting, the agenda includes:

•

the election of two (2) Class I directors, Thomas Ebeling and Morana Jovan-Embiricos, Ph.D., for three-year terms until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

•	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	the transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to shareholders via the Internet. Accordingly, you can access the proxy materials and vote at www.ProxyVote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Availability that you received in the mail.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, by mail, or, if you request to receive a printed set of the proxy materials, by following the directions on the Notice of Availability. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote virtually if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We hope that you will join us on June 25, 2021. Your investment and continuing interest in Cullinan are very much appreciated.

Sincerely,

/s/ Owen Hughes

Owen Hughes

Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Time	10:00 a.m., Eastern Time

Date	Friday, June 25, 2021

Place	Virtual. Details on how to participate are described in the Notice of Availability or by visiting www.ProxyVote.com.

Purpose

To elect Thomas Ebeling and Morana Jovan-Embiricos, Ph.D. as Class I directors of the Board of Directors, to serve until the Company’s 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

To ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The Board of Directors has fixed the close of business on April 26, 2021 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Virtual Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the virtual meeting. You will be able to attend the annual meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CGEM2021 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials being mailed to you separately.

Voting by Proxy	If you are a stockholder of record, please vote via the Internet or, for shares held in street name, please submit the voting instruction form you receive from your broker or nominee, as soon as possible so your shares can be voted at the meeting. You may submit your voting instruction form by mail. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of the Board of Directors,

/s/ Raymond T. Keane
Raymond T. Keane
Secretary

Cambridge, Massachusetts
April 29, 2021

We first made these proxy materials available to stockholders on or about April 29, 2021. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Cullinan Oncology, Inc., One Main Street, Suite 520, Cambridge, Massachusetts 02142, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at www.sec.gov.

Page
PROXY STATEMENT	1

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS	6

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS CULLINAN ONCOLOGY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021	13

CORPORATE GOVERNANCE	15

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	32

PRINCIPAL STOCKHOLDERS	37

REPORT OF THE AUDIT COMMITTEE	40

HOUSEHOLDING	41

STOCKHOLDER PROPOSALS	41

OTHER MATTERS	41

CULLINAN ONCOLOGY, INC.

One Main Street

Suite 520

Cambridge, MA 02142

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 25, 2021

This proxy statement contains information about the 2021 Annual Meeting of Stockholders, or the Annual Meeting, of Cullinan Oncology, Inc., which will be held on June 25, 2021 at 10:00 a.m. Eastern Time. Due to the public health concerns about the coronavirus, or COVID-19, and to support the health and well-being of our stockholders, employees and communities, the Annual Meeting will be a virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CGEM2021 and entering the 16-digit control number included in our Notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. In this proxy statement, the terms “Cullinan Oncology,” “Cullinan,” “we,” “us,” and “our” refer to Cullinan Oncology, Inc. The mailing address of our principal executive office is Cullinan Oncology, Inc., One Main Street, Suite 520, Cambridge, Massachusetts 02142.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2020 available to stockholders on or about April 29, 2021.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in January 2021; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 25, 2021:

This proxy statement and our 2020 Annual Report to Stockholders are available for viewing, printing and downloading at www.ProxyVote.com

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Cullinan Oncology, Inc., One Main Street, Suite 520, Cambridge, Massachusetts 02142, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at www.sec.gov.

CULLINAN ONCOLOGY, INC

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 29, 2021, we will begin mailing the Notice of Availability. Our proxy materials, including the Notice of the 2021 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker, bank or other nominee), a voting instruction form, and the 2020 Annual Report to Stockholders, or the 2020 Annual Report, will be made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our proxy materials. Therefore, the Notice of Availability was mailed to holders of record and beneficial owners of our common stock starting on or about April 29, 2021. The Notice of Availability provides instructions as to how stockholders may access and review our proxy materials, including the Notice of the 2021 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2020 Annual Report, on the website referred to in the Notice of Availability or, alternatively, how to request that a printed copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Availability also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice of Availability and our Notice of the 2021 Annual Meeting of Stockholders, this proxy statement and our 2020 Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this proxy statement.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 26, 2021.

How many votes can be cast by all stockholders?

There were 43,516,125 shares of our common stock, par value $0.0001 per share, outstanding on April 26, 2021, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting of the Stockholders on June 25, 2021, or the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 26, 2021.

How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

•

By Internet. You may vote at www.proxyvote.com 24 hours a day, seven days a week, by following the instructions at that site for submitting your proxy electronically. You will be required to enter the control number provided in the Notice of Availability or the proxy card. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time, June 24, 2021.

•

By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903 24 hours a day, seven days a week. You will be required to provide the control number provided in the Notice of Availability or the proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time, June 24, 2021.

•

By Mail. If you requested and received a printed copy of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope.

•

During the Annual Meeting. To vote during the live webcast of the Annual Meeting, visit www.virtualshareholdermeeting.com/CGEM2021. You will be required to enter the 16 digit control number provided in the Notice of Availability or the proxy card.

If the Annual Meeting is adjourned or postponed, the deadlines above may be extended.

If you are a beneficial owner of shares held in “street name” by your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from your broker, bank or other nominee rather than from us. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares will depend on the voting processes of the broker, bank or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares of Cullinan Oncology common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies in the proxy card may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How can I virtually attend the Annual Meeting?

To attend and participate in the Annual Meeting, stockholders will need to access the live webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/CGEM2021 and enter the 16-digit control number provided in the Notice of Availability and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares.

The live webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Time on June 25, 2021. We encourage stockholders to login to this website and access the webcast before the Annual Meeting’s start time.

Additionally, questions regarding how to attend and participate via the Internet can be answered by following the assistance instructions included at ww.virtualshareholdermeeting.com/CGEM2021 or by calling the phone number 1-303-562-9302.

If you wish to submit a question during the Annual Meeting, follow the onscreen instructions. Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct which will be posted on www.virtualshareholdermeeting.com/CGEM2021 on the day of the Annual Meeting.

How do I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy by (1) following the instructions on the Notice of Availability and submitting a new vote by Internet, telephone or mail using the procedures described in the “How do I Vote?” section above before the applicable deadline, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our corporate secretary. Any written notice of revocation or subsequent proxy card must be received by our corporate secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our corporate secretary or sent to our principal executive offices at Cullinan Oncology, Inc., One Main Street, Suite 520, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Second Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Second Amended and Restated Certificate of Incorporation, as amended, or certificate of incorporation, or by our bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker, bank or other nominee may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the election of directors.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice of Availability and our proxy materials and soliciting votes. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.

How may stockholders submit matters for consideration at an annual meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2022 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 30, 2021 If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of six members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class I directors are Thomas Ebeling and Morana Jovan-Embiricos, Ph.D., and their terms will expire at the Annual Meeting;

•	the class II directors are Ansbert Gadicke, M.D. and Anthony Rosenberg, and their terms will expire at the annual meeting of stockholders to be held in 2022; and

•	the class III directors are Owen Hughes and Stephen Webster, and their terms will expire at the annual meeting of stockholders to be held in 2023.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Thomas Ebeling and Morana Jovan-Embiricos for election as the class I directors at the Annual Meeting. Each of the nominees are currently directors, and each has indicated a willingness to continue to serve as a director, if elected.

Our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates, or the Director Guidelines, provide that the value of diversity should be considered in determining director candidates as well as other factors such as a candidate’s character, judgment, skills, education, expertise and absence of conflicts of interest. However, we do not have a formal policy concerning the diversity of the Board. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape in which we operate and adherence to high ethical standards.

In addition to the information presented below regarding each of the nominees and continuing directors’ specific experience, qualifications, attributes and skills that our board of directors and our nominating and corporate governance committee considered in determining that he or she should serve as a director, we also believe that each of our directors has demonstrated business acumen, integrity and an ability to exercise sound judgment, as well as a commitment of service to Cullinan Oncology and our board of directors.

Nominees for Election as Class I Directors

The following table identifies our director nominees, and sets forth their principal occupation and business experience during the last five years and their ages as of April 26, 2021.

Name	Positions and Offices Held with the Company	Director Since	Age
Thomas Ebeling	Director	2017	62
Morana Jovan-Embiricos, Ph.D.	Director	2017	54

Thomas Ebeling Mr. Ebeling has served as a member of our board of directors since August 2017. He also serves as an Advisor at MPM Capital, a healthcare investment firm. Most recently, Mr. Ebeling served as the Chief Executive Officer of ProSiebenSat.1 Media SE, a mass media company, from March 2009 through February 2018. Mr. Ebeling previously served as the Chief Executive Officer of Novartis Consumer Health from October 2007 through October 2008, and as Chief Executive Officer of Novartis Pharmaceuticals Corporation from July 2000 through September 2007. He served in numerous leadership roles at PepsiCo Germany from 1991 through 1996 Mr. Ebeling served on the board of directors of Bayer AG from April 2012 to September 2019 and on the board of directors of Lonza Group AG from March 2013 to March 2017. Mr. Ebeling holds a B.S. in Psychology from the University of Hamburg. We believe that Mr. Ebeling is qualified to serve as a member of our board of directors due to his extensive leadership experience in the life sciences industry.

Morana Jovan-Embiricos, Ph.D. Dr. Jovan-Embiricos has served as a member of our board of directors since March 2017. In 2003, Dr. Jovan co-founded F2 Ventures Ltd., or F2 Ventures, a biotech venture capital platform and has since served as its Managing Partner. Prior to joining F2 Ventures, Dr. Jovan was a partner at MPM Capital from July 2000 to July 2005, where she worked both on the investment side and directly with portfolio companies to help attain critical business development milestones. Dr. Jovan-Embiricos currently serves on the board of directors of AlloVir (Nasdaq: ALVR) and previously served on the board of directors of TCR2 (Nasdaq: TCRR) and Radius Health Inc. (Nasdaq: RDUS). Dr. Jovan-Embiricos currently serves on the board of directors of several private companies, including ElevateBio LLC and Damon Runyon Cancer Institute. Dr. Jovan-Embiricos received her Ph.D. in biophysical chemistry from the University of Cambridge and was a post-doctoral fellow at Harvard University. We believe Dr. Jovan-Embiricos is qualified to serve as a member of our board of directors because of her scientific background and experience in the venture capital industry.

Vote Required and Board of Directors’ Recommendation

The nominees for class I director who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm for the election of directors. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The proposal for the election of directors relates solely to the election of class I directors nominated by our board of directors.

The board of directors recommends voting “FOR” the election of Thomas Ebeling and Morana Jovan-Embiricos, Ph.D., as the class I directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2024.

Directors Continuing in Office

The following table identifies our continuing directors, and sets forth their principal occupation and business experience during the last five years and their ages as of April 26, 2021.

Name	Position and Offices Held with Cullinan Oncology	Director Since	Class and Year in Which Term Will Expire	Age
Ansbert Gadicke, M.D.	Director	2016	Class II – 2022	63
Anthony Rosenberg	Director	2017	Class II – 2022	68
Owen Hughes	President, Chief Executive Officer and Director	2017	Class III – 2023	46
Stephen Webster	Director	2020	Class III – 2023	60

Class II Directors (Term Expires at the 2022 Annual Meeting Of Stockholders)

Ansbert Gadicke, M.D. Dr. Gadicke has served as a member of our board of directors since our inception. Dr. Gadicke co-founded MPM Capital, a healthcare investment firm, in 1997 and has since served as a Managing Director. Dr. Gadicke has been the driving force at MPM Capital behind building leading biopharmaceutical companies such as BioMarin Pharmaceuticals, Idenix Pharmaceuticals (acquired by Merck & Co.), Mitobridge (acquired by Astellas), and Pharmasset (acquired by Gilead Sciences) and, more recently, iTeos Therapeutics (Nasdaq: ITOS) and AlloVir, Inc., or AlloVir (Nasdaq: ALVR), both of which completed IPOs in 2020. Prior to that, Dr. Gadicke led MPM Capital’s Advisory and Investment Banking business from 1992 to 1996 and was in Boston Consulting Group’s Health Care Group from 1989 to 1992. He currently serves as a member of the board of directors of TCR2 (Nasdaq: TCRR), iTeos Therapeutics SA (Nasdaq: ITOS) and AlloVir, (Nasdaq: ALVR). Previously, Dr. Gadicke also served on the board of directors of publicly traded biopharmaceutical companies Radius Health, Inc. (Nasdaq: RDUS) and Chiasma, Inc. (Nasdaq: CHMA). Dr. Gadicke is also a member of the

Harvard Medical School Board of Fellows and the Research Advisory Council of Massachusetts General Hospital. Dr. Gadicke received his M.D. from J.W. Goethe University and has held research positions at the Whitehead Institute and Harvard University. While at the German Cancer Research Center, Dr. Gadicke focused on HPV16 and 18 in Professor Harald zur Hausen’s group (Nobel Laureate in Physiology or Medicine, 2008). We believe Dr. Gadicke is qualified to serve as a member of our board of directors because of his extensive experience in the life sciences industry and his experience working in the venture capital industry.

Anthony Rosenberg Mr. Rosenberg has served as a member of our board of directors since August 2017 and as the Chairperson of our board of directors since April 2020. Currently, Mr. Rosenberg serves as the Chief Executive Officer of TR Advisory Services GmbH, a consultancy firm advising on business development, licensing, and mergers and acquisitions. From April 2015 to April 2020, Mr. Rosenberg served as a Managing Director of MPM Capital. From January 2012 to February 2015, Mr. Rosenberg served as Corporate Head of M&A and Licensing at Novartis. Mr. Rosenberg currently serves on the board of directors of argenx SE (Nasdaq: ARGX). Previously, Mr. Rosenberg served on the board of directors of Radius Health, Inc. (Nasdaq: RDUS). Mr. Rosenberg holds a B.Sc. from the University of Leicester and a M.Sc. Physiology from the University of London. We believe that Mr. Rosenberg is qualified to serve as a member of our board of directors due to his extensive tenure in biotech operations and strategic management.

Class III Directors (Term Expires at the 2023 Annual Meeting of Stockholders)

Owen Hughes Mr. Hughes has served as our Chief Executive Officer and member of our board of directors since September 2017. He also serves as an Advisor at MPM Capital, a healthcare investment firm. Before joining the Company, Mr. Hughes served as the Chief Business Officer and Head of Corporate Development at Intarcia Therapeutics, Inc., a biopharmaceutical company, from February 2013 through August 2017. Prior to this, he was a Director at Brookside Capital Investors, L.P., or Brookside Capital, a hedge fund under the Bain Capital, LP umbrella, from May 2008 through February 2013. Prior to his tenure at Brookside Capital, Mr. Hughes was Senior Portfolio Manager at Pyramis Global Advisors LLC, a Fidelity Investments Company, from May 2006 to May 2008. Mr. Hughes has more than 16 years of Wall Street experience, on both the buy and sell-side. He currently serves as the Chairman of the board of directors of Radius Health, Inc., or Radius (Nasdaq: RDUS), as well as a board member at Translate Bio, Inc. (Nasdaq: TBIO), FS Development Corp. II (Nasdaq: FSII) and Wren Therapeutics, Inc., a private company. Mr. Hughes holds a B.A. in History from Dartmouth College. We believe that Mr. Hughes is qualified to serve as a member of our board of directors due to his extensive leadership experience in the biopharmaceutical industry.

Stephen Webster Mr. Webster has served on our board of directors since September 2020. Mr. Webster served as the Chief Financial Officer of Spark Therapeutics, Inc., a gene therapy company, from July 2014 until its acquisition by Roche Holding AG for $4.8 billion in December 2019. He was previously Senior Vice President and Chief Financial Officer of Optimer Pharmaceuticals Inc. from July 2012 until its acquisition by Cubist Pharmaceuticals Inc. in October 2013. Mr. Webster currently serves on the board of directors of NextCure, Inc. (Nasdaq: NXTC), Nabriva Therapeutics AG (formerly Nabriva Therapeutics plc) (Nasdaq: NBRV) and TCR2 (Nasdaq: TCRR). Mr. Webster received an A.B. in Economics from Dartmouth College and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania. We believe Mr. Webster is qualified to serves as a member of our board of directors due to his extensive experience in the biopharmaceutical industry, including his prior experience as a chief financial officer and in other management positions.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

Executive Officers Who Are Not Directors

The following table identifies our executive officers who are not directors, and sets forth their current positions at Cullinan Oncology and their ages as of April 26, 2021.

Name	Position Held with Cullinan Oncology	Officer Since	Age
Jeffrey Trigilio	Chief Financial Officer and Treasurer	2020	37
Patrick Baeuerle, Ph.D.	Acting Chief Scientific Officer, Biologics	2016	63
Raymond T. Keane, Esq.	Chief Legal Officer	2020	62
Jennifer Michaelson, Ph.D.	Chief Development Officer, Biologics	2018	54
Corinne Savill, Ph.D.	Acting Chief Business Officer	2017	61
Jon Wigginton, M.D.	Chief Medical Officer	2020	59
Leigh Zawel, Ph.D.	Chief Scientific Officer, Small Molecules	2017	55

Jeffrey Trigilio Mr. Trigilio has served as our Chief Financial Officer since September 2020. Before joining the Company, Mr. Trigilio served as the Chief Financial Officer at Amylyx Pharmaceuticals, Inc., a pharmaceutical company, from January 2020 through July 2020. Prior to this, he was Vice President, Corporate Finance at BlueRock Therapeutics, Inc. from August 2018 through January 2020. Prior to his tenure at BlueRock Therapeutics, Inc., Mr. Trigilio was a Director, Healthcare Investment Banking at RBC Capital Markets LLC from November 2017 through August 2018. He previously served in increasing roles of responsibility at Alexion Pharmaceuticals, Inc. from April 2013 through November 2017 and at Credit Suisse Securities from July 2008 to March 2013. Mr. Trigilio holds a B.A. in Industrial and Labor Relations from Cornell University and an M.B.A. from Columbia University.

Patrick Baeuerle, Ph.D. Dr. Baeuerle co-founded the Company and has served as our Acting Chief Scientific Officer, Biologics since September 2016. Dr. Baeuerle also currently serves as an Executive Partner at MPM Capital, a healthcare investment firm. Before joining the Company, Dr. Baeuerle served as Vice President, Research, and General Manager of Amgen Research Munich GmbH from March 2012 through March 2015. Prior to this, he was Chief Scientific Officer at Micromet, Inc. from October 1998 through March 2012, and earlier headed small molecule drug discovery at Tularik Inc., a publicly traded biotechnology company acquired by Amgen. Dr. Baeuerle served as Professor and Chairman of Biochemistry at the Medical Faculty of Freiburg University, Germany from 1994 through 1996, where he did groundbreaking research on transcription factor NF-kappaB. He has co-founded MPM’s oncology companies Harpoon Therapeutics, Inc., TCR2 Therapeutics, Inc., (Nasdaq: TCRR), or TCR2, iOmx Therapeutics AG, or iOmx, Maverick Therapeutics, Inc. and Werewolf Therapeutics, Inc. He currently serves on the board of directors of TCR2 and iOmx. Dr. Baeuerle holds a B.Sc. and Ph.D. in Biology from the University of Munich, and performed post-doctoral research with Dr. David Baltimore at the Whitehead Institute at the Massachusetts Institute of Technology.

Raymond T. Keane, Esq. Mr. Keane has served as our Chief Legal Officer since December 2020. Before joining the Company, Mr. Keane served as Chief Legal Officer, Chief Compliance Officer and Corporate Secretary of Intarcia Therapeutics, Inc., a biopharmaceutical company, from September 2013 through April 2020. Prior to this, he served at Ariad Pharmaceuticals Inc., from 2008 through 2013 as Senior Vice President, General Counsel, Secretary and Chief Compliance Officer. Prior to his tenure at Ariad, Mr. Keane served in increasing roles of responsibility at Bristol-Myers Squibb from 1988 until 2008, most recently as Chief Counsel, Global Marketing and Strategic Development. Mr. Keane has also served on various private company boards of directors. Mr. Keane holds a B.A. in Economics from Fordham University and a J.D. from Fordham University School of Law.

Jennifer Michaelson, Ph.D. Dr. Michaelson has served in increasing roles of responsibility at the Company since January 2018, most recently as Chief Development Officer, Biologics since January 2020 and previously as Vice President, Preclinical Research and Early Development from January 2018 through December 2019. Before joining the Company, Dr. Michaelson served as the Head of Biologics at Celsius Therapeutics, Inc., a biotechnology company, from July 2017 through December 2017. Prior to this, she served in increasing roles of responsibility at Jounce Therapeutics, Inc., from September 2012 through July 2017, most recently as Senior Director and Executive Program Leader and previously as Director of Tumor Immunology and as a consultant. Previously, during her 10 year tenure at Biogen Idec Inc., Dr. Michaelson served as project leader for several monoclonal antibody and bispecific antibody programs in both the Oncology and Immunology therapeutic areas. Dr. Michaelson holds a B.A. in Biology from Princeton University and Ph.D from the Department of Cell Biology at Albert Einstein College of Medicine, and completed a post-doctoral fellowship in Philip Leder’s laboratory in the Department of Genetics at Harvard Medical School.

Corinne Savill, Ph.D. Dr. Savill has served as our Acting Chief Business Officer since February 2017. Before joining the Company, Dr. Savill served in increasing roles of responsibility at Novartis Pharma AG, including Global Head of Business Development and Licensing from June 2013 through February 2017, Global Head of Pricing and Market Access from September 2010 through June 2013, Global Head Search and Evaluation, Business Development and Licensing from January 2005 through August 2010 and Regional Manager Europe, Transplantation and Immunology Business Unit from August 2002 through Jan 2005. Prior to her tenure at Novartis, Dr. Savill was Chief Executive Officer of Imutran, a UK based Biotech, which was acquired by Novartis. She also previously worked in research at AstraZeneca. Dr. Savill hold a B.S. in Biochemistry from the University of Manchester (UK) and conducted her postgraduate research at University College and Middlesex School of Medicine (Ph.D.) and the Charing Cross Sunley Research Centre in London.

Jon Wigginton, M.D. Dr. Wigginton has served as our Chief Medical Officer since April 2020. Dr. Wigginton also serves as an Advisor at MPM Capital, a healthcare investment firm. Before joining the Company, Dr. Wigginton was the Chief Medical Officer of MacroGenics, Inc., a biopharmaceutical company, from August 2013 through March 2020, where he led the company’s evolution of a fully-integrated, clinical-stage cancer immunotherapy organization. Prior to this, he served as the Therapeutic Area Head, Immuno-Oncology, Early Clinical Research and Executive Director, Discovery Medicine-Clinical Oncology at Bristol Myers Squibb Co., or Bristol Myers, from October 2008 to August 2013. While there, he led the early clinical development of the Bristol Myers’ Immuno-Oncology portfolio including anti-PD-1 and anti-PD-L1 among others. Prior to joining Bristol Myers, Dr. Wigginton was the Director of Clinical Oncology at Merck Research Laboratories Inc. from May 2006 to October 2008, where he led early- and late-stage clinical development teams for small molecules and biologics. During his academic career, Dr. Wigginton served in the Center for Cancer Research, the intramural division of the National Cancer Institute, from July 1992 through May 2007, where he was Head of the Investigational Biologics Section, NCI-CCR, and led an integrated basic, translational and clinical research program focused on combination immunotherapy for cancer, with an emphasis on cytokine-based combinations. Dr. Wigginton currently serves on the board of directors of Sutro Biopharma, Inc. (Nasdaq: STRO). He holds a B.S. in Biology and an M.D. from the University of Michigan.

Leigh Zawel, Ph.D. Dr. Zawel has served as our Chief Scientific Officer, Small Molecules since August 2017. Dr. Zawel also currently serves as an Executive Partner at MPM Capital, a healthcare investment firm. Before joining the Company, Dr. Zawel led Pfizer Inc.’s Center for Therapeutic Innovation and worked as the site head for Pfizer’s New York and Boston offices from October 2013 through July 2017. Prior to this, he was the oncology site lead at Merck Research Laboratories Inc. Boston from June 2010 through October 2013, where he was responsible for drug discovery efforts focused on the identification of development candidates for programs in the oncology franchise. Dr. Zawel previously worked at Sanofi-Aventis S.A., where he was Director of Cancer Biology, and Novartis Institutes for Biomedical Research/Oncology from 1999 through 2010, where he served in increasing roles of responsibility, most recently as an Oncology Group Leader. Dr. Zawel holds a M.S. in Bacteriology from the University of Wisconsin, a B.S. in Biology from Rutgers University, a Ph.D. in Biochemistry from the University of Medicine and Dentistry of New Jersey and completed his postdoctoral training at Johns Hopkins University School of Medicine.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS CULLINAN ONCOLOGY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

Cullinan Oncology’s stockholders are being asked to ratify the appointment by the audit committee of the board of directors of KPMG LLP as Cullinan Oncology’s independent registered public accounting firm for the fiscal year ending December 31, 2021. KPMG LLP has served as Cullinan Oncology’s independent registered public accounting firm since 2018.

The audit committee is solely responsible for selecting Cullinan Oncology’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholder approval is not required to appoint KPMG LLP as Cullinan Oncology’s independent registered public accounting firm. However, the board of directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Cullinan Oncology and its stockholders.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from KPMG LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2020 and 2019.

Fee Category	Fiscal Year 2020 ($)	Fiscal Year 2019 ($)
Audit fees(1)	796,673	250,000
Audit-related fees(2)	—	—
Tax fees(3)	67,000	75,439
All other fees(4)	—	—

Total Fees	$863,673	$325,439

(1)

Audit fees consist of fees for the audit of our annual financial statements, the review of our interim financial statements included in our Registration Statement on Form S-1 and fees related to our initial public offering in January 2021, including comfort letters and consents.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit fees”.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning.
(4)	There were no other fees for fiscal years 2020 and 2019.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During fiscal years 2020 and 2019, no services were provided to us by KPMG LLP other than in accordance with the pre-approval policies and procedures described above.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast FOR this proposal is required to ratify the appointment of our independent public accountant. Votes that are withheld will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee has authority to vote your unvoted shares held by the firm on this proposal. If your broker, bank or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of KPMG LLP as Cullinan Oncology’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors and as set forth in the Director Guidelines and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee recommended nominee for a position on our board of directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity.

•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Nominees should have skills that are complementary to those of the existing board of directors.

•	Nominees should have the ability to assist and support management and make significant contributions to the Company’s success.

•

Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate and any other information as required by our bylaws. Stockholder proposals should be addressed to Cullinan Oncology, Inc., One Main Street, Suite 520, Cambridge, Massachusetts 02142, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Owen Hughes and Morana Jovan-Embiricos, Ph.D., are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Hughes is not an independent director under these rules because he is an executive officer of the Company. Dr. Jovan-Embiricos is not an independent director under these rules because she receives compensation as a consultant to the Company.

Board Diversity

Although the Board does not have a formal policy regarding diversity and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the nominating and corporate governance committee and the full Board are committed to creating a board of directors with diversity, including diversity of expertise, experience, background and gender, and are committed to identifying, recruiting and advancing candidates offering such diversity in future searches. The nominating and corporate governance committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. Nominees are not discriminated against based on race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The nominating and corporate governance committee assesses the effectiveness of this approach as part of its review of the Board’s composition as well as in the course of the Board’s and nominating and corporate governance committee’s self-evaluation.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://investors.cullinanoncology.com/corporate-governance/documents-charters.

The table below shows current membership for each of the standing committees of our board of directors.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thomas Ebeling	Ansbert Gadicke, M.D.	Thomas Ebeling*
Anthony Rosenberg	Anthony Rosenberg*	Ansbert Gadicke, M.D.
Stephen Webster*	Stephen Webster	Anthony Rosenberg
Stephen Webster

* Denotes committee chair.

Audit Committee

Thomas Ebeling, Anthony Rosenberg and Stephen Webster serve on the audit committee, which is chaired by Stephen Webster. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Stephen Webster as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2020, the audit committee met four times. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Ansbert Gadicke, M.D., Anthony Rosenberg and Stephen Webster serve on the compensation committee, which is chaired by Anthony Rosenberg. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. During the fiscal year ended December 31, 2020, the compensation committee met two times. The compensation committee’s responsibilities include:

•	annually reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•

evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and making recommendations to the board of directors with respect to the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	retaining and approving the compensation of any compensation advisors;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the board of directors with respect to director compensation;

•	reviewing and discussing with management the compensation disclosure to be included in our annual proxy statement or Annual Report on Form 10-K; and

•	reviewing and discussing with the board of directors the corporate succession plans for the Chief Executive Officer and other key officers.

Nominating and Corporate Governance Committee

Thomas Ebeling, Ansbert Gadicke, M.D., Anthony Rosenberg, and Stephen Webster serve on the nominating and corporate governance committee, which is chaired by Thomas Ebeling. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. Our nominating and corporate governance committee was not established until January 7, 2021, as such it did not meet during the fiscal year ended December 31, 2020. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	reviewing the size and composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and determining a code of business conduct and ethics and a set of corporate governance guidelines;

•	developing a mechanism by which violations of the code of business conduct and ethics can be reported in a confidential manner; and

•	overseeing the evaluation of the board of directors and management.

The nominating and corporate governance committee considers candidates for board of director membership suggested by its members and our chief executive officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Board and Committee Meetings Attendance

The full board of directors met six times during 2020. During 2020, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director), and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable. We did not hold an annual meeting of stockholders in 2020 because we were not a public company.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors and employees. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.cullinanoncology.com/corporate-governance/documents-charters. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, the role of chairperson of the board of directors is separated from the role of chief executive officer, and we plan to keep these roles separate. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairperson of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chairperson and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Cullinan Oncology

Any interested party with concerns about our company may report such concerns to the board of directors or the chairperson of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Cullinan Oncology, Inc.

One Main Street, Suite 520

Cambridge, Massachusetts 02142

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.

A copy of any such written communication may also be forwarded to Cullinan Oncology’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Cullinan Oncology’s legal counsel, with independent advisors, with non-management directors, or with Cullinan Oncology’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Cullinan Oncology regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Cullinan Oncology has also established a toll-free telephone number for the reporting of such activity, which is (877) 653-4391.

Director Compensation

The table below shows all compensation earned by or paid to our non-employee directors during the year ended December 31, 2020. Owen Hughes, our Chief Executive Officer, does not receive any compensation for his services as director and, consequently, is not included in this table. The compensation received by Mr. Hughes during 2020 is set forth in the section of this Proxy Statement captioned “Executive Compensation—Summary Compensation Table.”

Prior to the Company’s initial public offering, our non-employee directors held incentive units in the form of profits interests of Cullinan Oncology, LLC, or the LLC entity, as well as options to purchase units of the LLC entity. In connection with the merger of the LLC entity into the Company, or the LLC merger, at the time of the initial public offering, incentive units of the LLC entity were exchanged for shares of restricted stock of the Company and options to purchase units of the LLC entity were exchanged for options to purchase shares of the Company. Also, in connection with the Company’s initial public offering, on January 7, 2021, the Company effected a one-for-7.0390 reverse stock split of its issued and outstanding shares of common stock. Accordingly, all amounts for all periods presented in this proxy statement have been adjusted retroactively, where applicable, to reflect the LLC merger and the reverse stock split.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	All Other Compensation($)(3)	Total($)
Tim Anderson(4)	—	—	—	—
Thomas Ebeling	50,000	497,870	—	547,870
Ansbert Gadicke	50,000	2,058,466	—	2,108,466
Morana Jovan-Embiricos	100,000	823,387	225,000	1,148,387
Anthony Rosenberg	121,667	1,228,845	—	1,350,512
Stephen Webster(5)	—	164,050	—	164,050

(1)

As of December 31, 2020, Mr. Ebeling, Dr. Gadicke, Dr. Jovan-Embiricos, and Mr. Rosenberg held 67,504, 281,268, 112,507, and 45,002 outstanding incentive units in the form of profits interests (of which 11,251, 17,580, 7,032, and 7,501 units were unvested), respectively, which represent an equivalent amount of common stock following the LLC merger and initial public offering. As of December 31, 2020, Mr. Webster held no incentive units in the form of profits interests.

(2)

Amounts represent the aggregate grant-date fair value of option awards granted to our directors in 2020, computed in accordance with FASB ASC Topic 718 excluding any estimates of forfeitures related to service-based vesting conditions. These amounts do not correspond to the actual value that may be recognized by the directors upon exercise of the applicable awards or sale of the underlying security. There were no equity awards other than option awards granted to directors in 2020. The post-split aggregate number of unexercised option awards outstanding for each director as of December 31, 2020 is as follows:

Post-split Aggregate Number of Shares Subject to Options
Thomas Ebeling	84,224
Ansbert Gadicke, M.D.	350,938
Morana Jovan-Embiricos, Ph.D.	140,374
Anthony Rosenberg	207,884
Stephen Webster	25,289

(3)	Represents consulting fees paid to Globeways Holdings Limited, or Globeways, of which Dr. Jovan-Embiricos is the sole beneficial owner.
(4)

Mr. Anderson was appointed to our board of directors on December 18, 2019. As of December 31, 2020, Mr. Anderson had received no director fees and held no equity awards. Mr. Anderson resigned from our board of directors immediately prior to the effectiveness of our Form S-1 Registration Statement filed on January 7, 2021.

(5)	Mr. Webster was appointed to our board of directors on September 16, 2020. As of December 31, 2020, Mr. Webster had received no director fees.

Consulting Agreement with Globeways Holdings Limited

On April 1, 2020, we entered into a consulting agreement, or the 2020 Consulting Agreement, with Globeways. Globeways and entities affiliated with F2 Ventures beneficially own in the aggregate greater than five percent of our outstanding units and Globeways is beneficially owned by Dr. Jovan-Embiricos, a member of our board of directors. Pursuant to the 2020 Consulting Agreement, Dr. Jovan-Embiricos provides leadership and advice regarding our scientific, clinical, product development and related activities and operations. Pursuant to the 2020 Consulting Agreement, we pay Globeways a consulting fee at a monthly rate of $25,000. As the sole beneficial owner of Globeways, Dr. Jovan-Embiricos receives all of the compensation paid to Globeways under the 2020 Consulting Agreement.

Non-Employee Director Compensation Policy

Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairperson of each committee receives a higher retainer for such service. The fees are designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee will be paid cash compensation, as set forth below:

Annual Retainer
Board of Directors:
Members	$35,000
Additional retainer for non-executive chair	$30,000

Audit Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000

Compensation Committee:
Members (other than chair)	$5,000
Retainer for chair	$10,000

Nominating and Corporate Governance Committee:
Members (other than chair)	$4,000
Retainer for chair	$8,000

In addition, the non-employee director compensation policy provides that, upon initial election to our board of directors, each non-employee director will be granted an equity award with a grant date fair value of $250,000, or the Initial Grant. The Initial Grant will vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued service as a director through the applicable vesting date. Furthermore, on the date of each annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting will be granted an annual equity award with a grant date fair value of $150,000, or the Annual Grant. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of the company.

We will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the board of directors and committees.

Executive Compensation

The compensation provided to our named executive officers for the fiscal years ended December 31, 2019 and 2020 is detailed in the Summary Compensation Table and accompanying footnotes and narrative that follow this table. Our named executive officers for the fiscal year ended December 31, 2020, which consists of our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer, are:

•	Owen Hughes, our Chief Executive Officer;

•	Patrick Baeuerle, Ph.D., our Acting Chief Scientific Officer, Biologics; and

•	Jon Wigginton, M.D., our Chief Medical Officer.

Summary Compensation Table

The following table presents total compensation awarded to, earned by or paid to our named executive officers for services rendered to us in all capacities during the years listed below. Prior to the Company’s initial public offering, our named executive officers held incentive units in the form of profits interests, restricted units, and options to purchase units of the LLC entity. In connection with the LLC merger, incentive units and restricted units of the LLC entity were exchanged for shares of restricted stock of the Company and options to purchase units of the LLC entity were exchanged for options to purchase shares of the Company. On January 7, 2021, we effected a one-for-7.0390 reverse stock split of our issued and outstanding shares of common stock. Accordingly, all amounts for all periods presented in this proxy statement have been adjusted retroactively, where applicable, to reflect the LLC merger and the reverse stock split.

Name and principal position	Year	Salary($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total($)
Owen Hughes	2020	461,250	245,063	530,320	5,301,175	14,250	6,552,058
Chief Executive Officer	2019	450,000	96,800	—	—	14,000	560,800

Patrick Bauerle, Ph.D.	2020	436,997	266,131	491,284	4,124,284	34,800	5,353,497
Acting Chief Scientific Officer, Biologics	2019	420,895	107,502	—	—	34,400	562,797

Jon Wigginton, M.D. (5)	2020	321,122	258,000	—	3,959,525	5,375	4,544,022
Chief Medical Officer

(1)

The amounts reported for 2020 represent discretionary cash bonuses paid by us for the fiscal year ended December 31, 2020, based on our named executive officers’ performance during such fiscal year. The amounts for 2020 also include cash bonuses paid to our named executive officers in connection with the equity exchange where employees exchanged shares of restricted stock in our subsidiaries for restricted stock in the Company, thereby increasing the Company’s ownership in its subsidiaries. The amounts reported for 2019 represent discretionary cash bonuses paid by us for the fiscal year ended December 31, 2019, based on our named executive officers’ performance during such fiscal year.

(2)

This amount represents the aggregate grant date fair value of the restricted stock awards and option awards granted to the named executive officers during our fiscal year ended December 31, 2020, computed in accordance with FASB ASC Topic 718. This amount does not correspond to the actual value that may be recognized by the named executive officer upon vesting or exercise of the applicable award or sale of the underlying equity.

(3)	The amounts reported represent 401(k) matching contributions with respect to Mr. Hughes and Dr. Wigginton and the value of corporate apartments provided by us to Dr. Baeuerle.
(4)	The amounts reported have been converted from euros to U.S. dollars using the exchange rates in effect on the date payments were made to Dr. Baeuerle in 2019 and 2020.
(5)	Dr. Wigginton started his employment with the Company on April 3, 2020 and his salary has been prorated accordingly.

Narrative to summary compensation table

Base salary

During the fiscal year ended December 31, 2019 and 2020, the annual base salary for Owen Hughes was $450,000 and $461,250, respectively, and the annualized consulting fees for Dr. Baeuerle were €370,000 and €379,250, respectively. During the fiscal year ended December 31, 2020, the annual base salary for Dr. Wigginton was $430,000.

Bonus Arrangements

Pursuant to the terms of their offer letter agreements, in 2020 Mr. Hughes and Dr. Wigginton were eligible for retention and performance bonuses of up to 30% and 40% of their base salary. Dr. Baeuerle was eligible for retention and performance bonuses of up to 33% of his annualized base consulting fees under the terms of his consulting agreement. Based on its evaluation of the performance of the named executive officers during fiscal year 2020, the board awarded discretionary bonuses to Mr. Hughes, Dr. Baeuerle and Dr. Wigginton as set forth in the Summary Compensation Table above. Based on its evaluation of the performance of the named executive officers during fiscal year 2019, the board awarded discretionary bonuses to Mr. Hughes and Dr. Baeuerle as set forth in the Summary Compensation Table above. Dr. Wigginton commenced employment with the Company in 2020 and was therefore not eligible for a fiscal year 2019 bonus.

In connection with the equity exchange described above in which the employees exchanged shares of restricted stock in our subsidiaries for restricted shares in the Company Mr. Hughes and Dr. Baeuerle each received a cash bonus award of $37,500.

Equity compensation

We have historically compensated our employees with equity both in the Company in the form of incentive units and in our subsidiaries in the form of restricted stock. However, we undertook an equity exchange in 2020 to exchange the equity of our subsidiaries with equity in the Company in the form of restricted units and we also began granting options. In connection with the LLC merger, incentive units and restricted units of the LLC entity were exchanged for shares of restricted stock of the Company and options to purchase units of the LLC entity were exchanged for options to purchase shares of the Company. On January 7, 2021, we also effected a one-for-7.0390 reverse stock split of our issued and outstanding shares of common stock. Accordingly, all amounts for all periods presented in this proxy statement have been adjusted retroactively, where applicable, to reflect the LLC merger and the reverse stock split.

The following anti-dilution and make-whole option grants were awarded to our named executive officers under the 2020 Unit Plan, each of which represent an equivalent amount of options to purchase common stock following our initial public offering: Mr. Hughes, anti-dilution options in respect of 408,898 common units and make-whole options in respect of 452,954 common units; and Dr. Baeuerle, anti-dilution options in respect of 262,114 common units and make-whole options in respect of 407,993 common units. The Company also awarded options in respect of 632,228 common units to Dr. Wigginton. All of the options granted to our named executive officers in 2020 have an exercise price of $4.30 per common unit and vest as to 25% of the number of common units subject to the award on the first anniversary of the vesting commencement date, with the remaining portion of the award vesting over the following 36 months in equal monthly installments.

Employment Agreements Entered into in Connection with our IPO

In December 2020, we entered into new employment agreements with each of Owen Hughes and Jon Wigginton, M.D., which supersedes each such named executive officer’s existing offer letter effective upon our initial public offering. Each employment agreement sets forth such executive officer’s base salary, target bonus opportunity, and eligibility to participate in our benefit plans generally. In December 2020, we also entered into a new service agreement with Patrick Baeuerle, Ph.D., effective upon our initial public offering. Each of Mr. Hughes and Dr. Wigginton is also subject to a confidentiality, assignment and nonsolicitation agreement, which provides for a perpetual post-termination confidentiality covenant as well as non-solicitation of employees and consultants covenants that apply during employment and for one year following termination.

Owen Hughes

In connection with our initial public offering, we entered into an employment agreement with Mr. Hughes, who currently serves as our Chief Executive Officer. This employment agreement supersedes the prior letter agreement entered into between Mr. Hughes and the Company on May 1, 2017. The employment agreement provides for an annual base salary of $545,000, an annual target bonus equal to 50% of Mr. Hughes’s annual base salary and eligibility to participate in our benefit plans generally. The employment agreement also provides that, while public, the Company will cause Mr. Hughes to be nominated for election to our board of directors and to be recommended to our stockholders for election to our board of directors. The equity awards previously held by Mr. Hughes continue to be governed by the terms and conditions of the Company’s applicable equity incentive plan(s) and the applicable award agreement(s). Mr. Hughes shall also be entitled to reimbursement for all reasonable business expenses incurred during the term of his employment, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.

Under Mr. Hughes’s new employment agreement, in the event that Mr. Hughes’s employment is terminated by us without “cause” or Mr. Hughes resigns for “good reason” (as such terms are defined in the employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor and, in the Company’s sole discretion, a one-year post-employment noncompetition agreement, he will be entitled to receive (i) an amount equal to 12 months of his base salary plus a pro-rata portion of his annual target bonus, and (ii) if Mr. Hughes is participating in our group health plans immediately prior to his termination and elects COBRA health continuation, continuation of such group health coverage at the same rate as if he were an active employee, until the earliest of (A) the 12 month anniversary of his termination; (B) his eligibility for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of his continuation rights under COBRA; provided, however, if we determine that we cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then we shall convert such payments to payroll payments directly to him for the time period specified in the employment agreement. The employment agreement also provides that, in lieu of the payments and benefits described above, in the event that Mr. Hughes’s employment is terminated by us without cause or Mr. Hughes resigns for good reason, in either case within 12 months following a “change in control” (as defined in the employment agreement), subject to the execution and effectiveness of a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to 18 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus 1.5 times his annual target bonus for the then-current year (or the annual target bonus in effect immediately prior to the change in control, if higher), and (ii) if Mr. Hughes is participating in our group health plans immediately prior to his termination and elects COBRA health continuation, continuation of such group health coverage at the same rate as if he were an active employee, until the earliest of (A) the 18 month anniversary of his termination; (B) his eligibility for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of his continuation rights under COBRA; provided, however, if we determine that we cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then we shall convert such payments to payroll payments directly to him for the time period specified in the employment agreement.

The employment agreement also provides that in the event Mr. Hughes’s employment ends as a result of death or disability, 25% of his then-unvested “equity awards” (as defined in the employment agreement), plus an additional 5% for each full year of service to the Company, shall immediately accelerate and become fully vested and exercisable or nonforfeitable on the date of termination. The employment agreement further provides that in the event Mr. Hughes’s employment is terminated by us without cause or Mr. Hughes resigns for good reason, in either case within 12 months following a change in control, then any outstanding equity awards shall immediately accelerate and become fully vested and exercisable or nonforfeitable on the date of termination.

Jon Wigginton, M.D.

In connection with our initial public offering, we entered into an employment agreement with Dr. Wigginton, who currently serves as our Chief Medical Officer. This employment agreement supersedes the prior letter agreement entered into between Dr. Wigginton and the Company on March 20, 2020. The employment agreement provides for an annual base salary of $440,000, an annual target bonus equal to 40% of Dr. Wigginton’s annual base salary and eligibility to participate in our benefit plans generally. The equity awards previously held by Dr. Wigginton continue to be governed by the terms and conditions of the Company’s applicable equity incentive plan(s) and the applicable award agreement(s). Dr. Wigginton shall also be entitled to reimbursement for all reasonable business expenses incurred during the term of his employment, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.

Under Dr. Wigginton’s new employment agreement, in the event that Dr. Wigginton’s employment is terminated by us without “cause” or Dr. Wigginton resigns for “good reason” (as such terms are defined in the employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor and, in the Company’s sole discretion, a one-year post-employment noncompetition agreement, he will be entitled to receive (i) an amount equal to 9 months of his base salary plus a pro-rata portion of his annual target bonus, and (ii) if Dr. Wigginton is participating in our group health plans immediately prior to his termination and elects COBRA health continuation, continuation of such group health coverage at the same rate as if he were an active employee, until the earliest of (A) the 9 month anniversary of his termination; (B) his eligibility for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of his continuation rights under COBRA; provided, however, if we determine that we cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then we shall convert such payments to payroll payments directly to him for the time period specified in the employment agreement. The employment agreement also provides that, in lieu of the payments and benefits described above, in the event that Dr. Wigginton’s employment is terminated by us without cause or Dr. Wigginton resigns for good reason, in either case within 12 months following a “change in control” (as defined in the employment agreement), subject to the execution and effectiveness of a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to 12 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus one times his annual target bonus for the then-current year (or the annual target bonus in effect immediately prior to the change in control, if higher), and (ii) if Dr. Wigginton is participating in our group health plans immediately prior to his termination and elects COBRA health continuation, continuation of such group health coverage at the same rate as if he were an active employee, until the earliest of (A) the 12 month anniversary of his termination; (B) his eligibility for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of his continuation rights under COBRA; provided, however, if we determine that we cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then we shall convert such payments to payroll payments directly to him for the time period specified in the employment agreement.

The employment agreement also provides that in the event Dr. Wigginton’s employment ends as a result of death or disability, 25% of his then-unvested “equity awards” (as defined in the employment agreement), plus an additional 5% for each full year of service to the Company, shall immediately accelerate and become fully vested and exercisable or nonforfeitable on the date of termination. The employment agreement further provides that in the event Dr. Wigginton’s employment is terminated by us without cause or Dr. Wigginton resigns for good reason, in either case within 12 months following a change in control, then any outstanding equity awards shall immediately accelerate and become fully vested and exercisable or nonforfeitable on the date of termination.

Patrick Baeuerle, Ph.D.

In connection with our initial public offering, we entered into a service agreement with Dr. Baeuerle, who currently serves as our Acting Chief Scientific Officer, Biologics. This service agreement supersedes the prior consulting agreement entered into between Dr. Baeuerle and the Company on January 1, 2019. The service agreement provides for initial consulting fees of $450,000 per year, an annual target bonus equal to 40% of Dr. Baeuerle’s “annualized consulting fees” (as defined in the service agreement). The equity awards previously held by Dr. Baeuerle continue to be governed by the terms and conditions of the Company’s applicable equity incentive plan(s) and the applicable award agreement(s). Dr. Baeuerle shall also be entitled to reimbursement for all reasonable business expenses incurred during the term in performing services under the service agreement, in accordance with the policies and procedures then in effect and established by the Company for its executive officers.

Under Dr. Baeuerle’s new service agreement, in the event that Dr. Baeuerle’s engagement is terminated by us without “cause” or Dr. Baeuerle resigns for “good reason” (as such terms are defined in the service agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive an amount equal to 9 months of his annualized consulting fee plus a pro-rata portion of his annual target bonus. The service agreement also provides that, in lieu of the payments described above, in the event that Dr. Baeuerle’s engagement is terminated by us without cause or Dr. Baeuerle resigns for good reason, in either case within 12 months following a “change in control” (as defined in the service agreement), subject to the execution and effectiveness of a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to 12 months of his then-current annualized consulting fee (or his annualized consulting fee in effect immediately prior to the change in control if higher) plus 1.0 times his annual target bonus for the then-current year (or the annual target bonus in effect immediately prior to the change in control, if higher).

The service agreement also provides that in the event Dr. Baeuerle’s engagement ends as a result of death or disability, 25% of his then-unvested “equity awards” (as defined in the service agreement), plus an additional 5% for each full year of service to the Company, shall immediately accelerate and become fully vested and exercisable or nonforfeitable on the date of termination. The service agreement further provides that in the event Dr. Baeuerle’s engagement is terminated by us without cause or Dr. Baeuerle resigns for good reason, in either case within 12 months following a change in control, then any outstanding equity awards shall immediately accelerate and become fully vested and exercisable or nonforfeitable on the date of termination.

Outstanding equity awards at fiscal year end

The following table presents the outstanding equity awards held by each of our named executive officers as of December 31, 2020. Prior to the Company’s initial public offering, our named executive officers held incentive units in the form of profits interests, restricted units, and options to purchase units of the LLC entity. In connection with the LLC merger, incentive units and restricted units of the LLC entity were exchanged for shares of restricted stock of the Company and options to purchase units of the LLC entity were exchanged for options to purchase shares of the Company. On January 7, 2021, we also effected a one-for-7.0390 reverse stock split of our issued and outstanding shares of common stock. Accordingly, all amounts for all periods presented in this proxy statement have been adjusted retroactively, where applicable, to reflect the LLC merger and the reverse stock split.

		Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units That Have Not Vested		Market Value of Shares or Units That Have Not Vested($)(1)
Owen Hughes	9/1/2018	230,005	178,893	(2)	$4.30	10/30/2030	—		—
	5/4/2019	179,294	273,660	(2)	$4.30	10/30/2030	—		—
	8/1/2017	—	—		—	—	73,130	(3)	$1,535,730
	12/1/2018	—	—		—	—	19,123	(4)	$401,5583
	12/16/2019	—	—		—	—	11,707	(4)	$245,847
	12/16/2019	—	—		—	—	8,320	(4)	$174,720
Patrick Baeuerle, Ph.D.	9/1/2018	245,731	16,383	(2)	$4.30	10/30/2030	—		—
	5/15/2019	161,497	246,496	(2)	$4.30	10/30/2030	—		—
	3/8/2017	—	—		—	—	17,580	(3)	$369,180
	12/1/2018	—	—		—	—	16,732	(4)	$351,372
	12/16/2019	—	—		—	—	11,707	(4)	$245,847
	12/16/2019	—	—		—	—	8,320	(4)	$174,720
Jon Wigginton, M.D.	4/7/2020	—	379,337	(2)	$4.30	10/30/2030	—		—
	4/7/2020	—	252,891		$4.30	10/30/2030	—		—

(1)	Based on the initial public offering price of $21.00 per share.
(2)

Represents options to purchase shares of the Company, which vest as follows: 25% of the shares subject to the underlying option vest on the first anniversary of the vesting commencement date and the remaining shares vest over 36 months in equal monthly installments, subject in each case to the executive continuing to have a service relationship with us at such time.

(3)

Represents shares of restricted stock, which vest as follows: 25% of the shares vest on the first anniversary of the vesting commencement date and the remaining shares vest over 36 months in equal monthly installments, subject in each case to the executive continuing to have a service relationship with us at such time.

(4)

Represents shares of restricted stock, which vest as follows: 25% of the shares vest on the first anniversary of the vesting commencement date and the remaining shares vest over 36 months in equal monthly installments, subject in each case to the executive continuing to have a service relationship with us at such time.

IPO Grants

At the time of effectiveness of the 2021 Plan, our board of directors granted options to purchase shares of our common stock to our named executive officers, with an exercise price equal to the initial public offering price per share. On such date, January 7, 2021, Mr. Hughes, Dr. Baeuerle, and Dr. Wigginton were granted options to purchase 433,332, 286,665 and 116,666 shares of our common stock, respectively. The shares vest as follows: 25% of the shares vested on the first anniversary of the vesting commencement date and the remaining shares vest over 36 months in equal monthly installments, subject in each case to the executive continuing to have a service relationship with us at such time.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our named executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our named executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Additional Narrative Disclosure

401(k) Savings Plan. Our eligible U.S. employees participate in a tax-qualified retirement plan sponsored by ADP Retirement Services that provides an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual Code limits. After six months of employment, employees are eligible to enter our plan. We make a Safe Harbor Matching Contribution equal to 100% of our employee’s deferrals, up to a maximum of 5% of the employee’s salary and the statutory limit. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the participants until distributed from the 401(k) plan.

Health and Welfare Benefits. All of our full-time employees, including our executive officers are eligible to participate in certain medical, disability and life insurance benefit programs offered by us. We pay the premiums for term life insurance and short and long-term disability for all of our employees, including our executive officers. We also provide all employees, including executive officers, paid time off benefits including, vacation, sick time and holidays. We do not sponsor any qualified or non-qualified defined benefit plans for any of our employees or executives.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 with respect to the shares of our common stock that may be issued under our existing equity compensation plans. Prior to the Company’s initial public offering, we granted incentive units in the form of profits interests, restricted units, and options to purchase units of the LLC entity. In connection with the LLC merger, incentive units and restricted units of the LLC entity were exchanged for shares of restricted stock of the Company and options to purchase units of the LLC entity were exchanged for options to purchase shares of the Company. On January 7, 2021, we also effected a one-for-7.0390 reverse stock split of our issued and outstanding shares of common stock. Accordingly, all amounts for all periods presented in this proxy statement have been adjusted retroactively, where applicable, to reflect the LLC merger and the reverse stock split.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in first column)
Equity compensation plans approved by security holders(1)	6,613,314	(2)	$4.30	316,156	(3)
Equity compensation plans not approved by security holders	—		—	—

Total	6,613,314		$4.30	316,156

(1)

In October 2020, the LLC entity’s board of directors adopted the 2020 Unit Option and Grant Plan, reserved 5,252,571 shares, on a post-split basis, and decreased the number of units available for future grants under the 2016 Equity Plan such that no more non-voting incentive units could be issued under the plan. At December 31, 2020, there were 1,689,949 non-voting incentive units outstanding, on a post-split basis. At December 31, 2020, there were 4,923,365 options and restricted shares outstanding under the 2020 plan on a post-split basis. In connection with the Company’s initial public offering, we adopted the 2021 Stock Option and Incentive Plan, or the 2021 Plan, and following the initial public offering no additional awards may be granted under either the 2020 Unit Option and Grant Plan or the 2016 Equity Plan. In connection with the LLC merger, all incentive units under the 2016 Equity Plan and restricted units under the 2020 Unit Option and Grant Plan were exchanged for shares of restricted stock of the Company under the 2021 Plan and all options to purchase units under the 2020 Unit Option and Grant Plan were exchanged for options to purchase shares of the Company under the 2021 Plan.

(2)	Includes 4,603,137 shares of common stock subject to the exercise of outstanding options.
(3)

Consists of shares available for future grants under the 2020 Unit Option and Grant Plan as of December 31, 2020. As of December 31, 2020, no shares of common stock were available for issuance under the 2016 Equity Plan and 316,156 shares of common stock were available for issuance under the 2020 Unit Option and Grant Plan. Following our initial public offering and adoption of the 2021 Plan, no additional awards may be granted under either the 2020 Unit Option and Grant Plan or the 2016 Equity Plan. The Company initially reserved 12,546,386 shares of our common stock, for the issuance of awards under the 2021 Plan. The 2021 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2019, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2019 and 2020) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Participation in our IPO

Certain of our executive officers and existing stockholders purchased shares of our common stock in our initial public offering in January 2021 at the initial public offering price. The following table sets forth the number of shares of our common stock purchased by our executive officers and existing stockholders at the initial public offering price of $21.00 per share.

Stockholder	Shares of Common Stock	Aggregate Purchase Price
Owen Hughes(1)	2,500	$52,500
Jeffrey Trigilio(2)	2,250	$47,250
Entities affiliated with F2 Ventures(3)	200,000	$4,200,000
UBS Oncology Impact Fund L.P.(4)	300,000	$6,300,000

(1)	Owen Hughes is our President and Chief Executive Officer.
(2)	Jeffrey Trigilio is our Chief Financial Officer.
(3)

Entities affiliated with F2 Ventures, including F2 Bio TD, LLC, F2 MC, LLC, F2 TPO Investments LLC. F2 GC, LLC and F2 MG Limited, collectively, beneficially own more than five percent of our outstanding common stock. Dr. Jovan-Embiricos, a member of our board of directors, serves as Managing Partner of F2 Ventures.

(4)

UBS Oncology Impact Fund L.P., or OIF, beneficially owns more than five percent of our outstanding common stock. Certain of our executive officers, including Dr. Baeuerle, our Acting Chief Scientific Officer, Biologics, and Dr. Zawel, our Chief Scientific Officer, Small Molecules, serve as Executive Partners/Principals at OIF. Mr. Ebeling, a member of our board of directors, provides advising services to OIF. Dr. Gadicke, a member of our board of directors, serves as Managing Director of OIF.

Private Placements of Securities

Series C Preferred Unit Financing

In December 2020, prior to the merger entered into at the time of the IPO, or the LLC Merger, Cullinan Oncology, LLC, or the LLC Entity, sold 9,461,414 Series C preferred units at a purchase price of $13.87 per unit for an aggregate purchase price of approximately $131.2 million. As part of the LLC Merger, holders of Series C preferred units of the LLC Entity received an aggregate of 9,461,414 shares of the Series C preferred stock in exchange for their Series C preferred units. In connection with our IPO in January 2021, we completed a one-for-7.0390 reverse split of our common stock and all our outstanding preferred stock, including the Series C preferred stock, converted on a 1-for-1 basis into common stock. Accordingly, all amounts for all periods presented in this proxy statement have been adjusted retroactively, where applicable, to reflect this reverse stock split. The following table summarizes purchases of the LLC Entity’s Series C Preferred Units, prior to the LLC Merger and our IPO, by related persons:

Stockholder	SERIES C PREFERRED UNITS	TOTAL PURCHASE PRICE
UBS Oncology Impact Fund L.P.(1)	649,030	$9,000,000.16
Entities affiliated with F2 Ventures(2)	501,194	$6,950,000.43
Entities affiliated with Cowen Healthcare Investments(3)	226,069	$3,134,890.55
Foresite Capital Fund V, L.P.(4)	2,524,008	$34,999,999.09
Entities affiliated with The Baupost Group, L.L.C.(5)	169,548	$2,351,167.42

(1)

UBS Oncology Impact Fund L.P., or OIF, beneficially owns more than five percent of our outstanding common stock. Certain of our executive officers, including Dr. Baeuerle, our Acting Chief Scientific Officer, Biologics, and Dr. Zawel, our Chief Scientific Officer, Small Molecules, serve as Executive Partners/Principals at OIF. Dr. Gadicke, a member of our board of directors, serves as Managing Director of OIF. Mr. Ebeling, a member of our board of directors, provides advising services to OIF.

(2)

Entities affiliated with F2 Ventures, including F2 Bio TD, LLC, F2 MC, LLC, F2 TPO Investments LLC, F2 GC, LLC and F2 MG Limited, collectively, beneficially own more than five percent of our outstanding common stock. Dr. Jovan-Embiricos, a member of our board of directors, serves as Managing Partner of F2 Ventures.

(3)

At the time of the LLC Entity’s Series C preferred stock financing entities affiliated with CHI Advisors LLC, including Cowen Healthcare Investments II LP, CHI EF II LP, Cowen Healthcare Investments III LP and CHI EF III LP, collectively, beneficially owned more than five percent of the LLC Entity’s outstanding units. Mr. Anderson, a former member of our board of directors, is a Partner, Head of Research at Cowen Healthcare Investments.

(4)	At the time of the LLC Entity’s Series C preferred stock financing, Foresite Capital Fund V, L.P. beneficially owned more than five percent of the LLC Entity’s outstanding units.
(5)

At the time of the LLC Entity’s Series C preferred stock financing, entities affiliated with The Baupost Group, L.L.C. collectively beneficially owned more than five percent of the LLC Entity’s outstanding units.

Series B Preferred Unit Financing

In October 2019, with subsequent closings in December 2019, February 2020 and March 2020, prior to the LLC Merger, the LLC Entity sold 8,970,154 Series B preferred units at a purchase price of $10.98 per unit for an aggregate purchase price of approximately $98.5 million. As part of the LLC Merger, holders of Series B preferred units of the LLC Entity received an aggregate of 8,970,154 shares of the Series B preferred stock in exchange for their Series B preferred units. In connection with our IPO in January 2021, we completed a one-for-7.0390 reverse split of our common stock and all our outstanding preferred stock, including the Series B preferred stock, converted on a 1-for-1 basis into common stock. Accordingly, all amounts for all periods presented in this proxy statement have been adjusted retroactively, where applicable, to reflect this reverse stock split. The following table summarizes purchases of the LLC Entity’s Series B preferred units, prior to the LLC Merger and our IPO, by related persons:

Member	SERIES B PREFERRED UNITS	TOTAL PURCHASE PRICE
UBS Oncology Impact Fund L.P.(1)	2,276,692	$24,999,999.96
Entities affiliated with F2 Ventures(2)	637,473	$6,999,999.25
Entities affiliated with Cowen Healthcare Investments(3)	1,821,353	$19,999,998.72
Entities affiliated with The Baupost Group, L.L.C.(4)	1,366,012	$14,999,999.04

(1)

OIF beneficially owns more than five percent of our outstanding units. Certain of our executive officers, including Dr. Baeuerle, our Acting Chief Scientific Officer, Biologics, and Dr. Zawel, our Chief Scientific

Officer, Small Molecules, serve as Executive Partners/Principals at OIF. Dr. Gadicke, a member of our board of directors, serves as Managing Director of OIF. Mr. Ebeling, a member of our board of directors, provides advising services to OIF.
(2)

Entities affiliated with F2 Ventures, including F2 Bio TD, LLC, F2 MC, LLC, F2 TPO Investments LLC, F2 GC, LLC and F2 MG Limited, collectively, beneficially own more than five percent of our outstanding common stock. Dr. Jovan-Embiricos, a member of our board of directors, serves as Managing Partner of F2 Ventures.

(3)

At the time of the LLC Entity’s Series B preferred stock financing entities affiliated with CHI Advisors LLC, including Cowen Healthcare Investments II LP, CHI EF II LP, Cowen Healthcare Investments III LP and CHI EF III LP, collectively, beneficially owned more than five percent of the LLC Entity’s outstanding units. Mr. Anderson, a former member of our board of directors, is a Partner, Head of Research at Cowen Healthcare Investments.

(4)

At the time of the LLC Entity’s Series B preferred stock financing, entities affiliated with The Baupost Group, L.L.C. collectively beneficially owned more than five percent of the LLC Entity’s outstanding units.

Agreements with Our Stockholders

Preferred Stock Financing Agreements

In connection with our preferred stock financings prior to our IPO, we entered into an investors’ rights agreement and stockholders agreement, in each case, with the purchasers of our preferred stock and certain holders of our common stock.

All of the material provisions of these agreements terminated immediately prior to the completion of our IPO, other than the provisions relating to registration rights, which continued in effect following the completion of our IPO and entitle the holders of such rights to demand that we file a registration statement, subject to certain limitations, and to request that their shares be covered by a registration statement that we are otherwise filing.

Royalty Transfer Agreements

In connection with the formation of our subsidiaries, Cullinan Florentine Corp., Cullinan Amber Corp., Cullinan Pearl Corp., or collectively, the Asset Subsidiaries, and our investment in partially-owned subsidiary Cullinan MICA Corp., the Asset Subsidiaries each entered into Royalty Transfer Agreements, or Royalty Agreements, with UBS Optimus Foundation and Oncology Charitable Foundation, Inc., or collectively, the Charitable Entities, pursuant to which each Asset Subsidiary is obligated to pay the Charitable Entities a low single digit royalty percentage of all global net sales relating to any of the subsidiary’s products that are received by the subsidiary, its licensees or its affiliates during the prior calendar year.

Unless earlier terminated, each Royalty Agreement shall terminate on a country-by-country basis upon the later of (i) the date that is the 12th anniversary of the first commercial sale of that subsidiary’s product in such country and (ii) the expiration of the last to expire issued patent claim of any pre-acquisition intellectual property covering the composition or use of such that subsidiary’s product in such country. The Charitable Entities are affiliated with OIF, which beneficially owns more than five percent of our outstanding common stock, and Dr. Gadicke, a member of our board of directors.

Simultaneously with the execution of each Royalty Transfer Agreement, each Asset Subsidiary also entered into a letter agreement, or LLC Royalty Letter, with the Charitable Entities and the LLC entity pursuant to which the parties agreed that a portion of the cash consideration paid by the LLC entity to the subsidiary for the purchase of securities was to be treated as consideration for the right to receive a low single digit royalty percentage of all global net sales of any company products received by the applicable Asset Subsidiary, or the Royalty Stream. Further, effective immediately subsequent to the purchase by the LLC entity of the Royalty Stream, the LLC entity transferred its rights under the Royalty Stream to the Charitable Entities by directing the Asset Subsidiary to execute, deliver, and perform a Royalty Transfer Agreement. The form of royalty transfer agreement is filed as Exhibit 10.21 to our Registration Statement on Form S-1 filed on December 18, 2020.

Employment and Consulting Arrangements

We have entered into employment or consulting agreements with our executive officers. For more information regarding the agreements with our named executive officers, see “Executive Compensation—Employment Agreements.”

Consulting Agreement with Globeways Holdings Limited

On April 1, 2020, we entered into a consulting agreement, or the 2020 Consulting Agreement, with Globeways Holdings Limited, or Globeways, Globeways and entities affiliated with F2 Ventures beneficially own in the aggregate greater than five percent of our outstanding common stock and Globeways is beneficially owned by Morana Jovan Embiricos, a member of our board of directors. Pursuant to the 2020 Consulting Agreement, Dr. Jovan-Embiricos provides leadership and advice regarding our scientific, clinical, product development and related activities and operations. Pursuant to the 2020 Consulting Agreement, we pay Globeways a consulting fee at a monthly rate of $25,000. As the sole beneficial owner of Globeways, Dr. Jovan-Embiricos receives all of the compensation paid to Globeways under the 2020 Consulting Agreement.

Consulting Agreement with Patrick Baeuerle, Ph.D.

On January 1, 2019, we entered into a consulting agreement with Patrick Baeuerle, Ph.D. our co-founder and Acting Chief Scientific Officer, Biologics. Pursuant to the consulting agreement, Dr. Baeuerle provides services to the Company in his role as Acting Chief Scientific Officer, Biologics. The consulting agreement has a term that expires on the last date on which Dr. Baeuerle provides services to the Company. Pursuant to the consulting agreement, we have agreed to pay Dr. Baeuerle a consulting fee at a monthly rate of €30,833, and Dr. Baeuerle is eligible to receive a 33% annual performance bonus subject to approval of our board of directors. Upon the consummation of our initial public offering, effective as of January 12, 2021, we entered into a Services Agreement with Dr. Baeuerle, pursuant to which we have agreed to pay Dr. Baeuerle a consulting fee of $450,000 per year and Dr. Baeuerle is eligible to receive a 40% annual performance bonus subject to approval of our board of directors. The services agreement has a term that expires on the last date on which Dr. Baeuerle provides services to the Company.

Consulting Agreement with Corinne Savill, Ph.D.

On January 1, 2019, we entered into a consulting agreement with Corinne Savill, Ph.D. our Acting Chief Business Officer. Pursuant to the consulting agreement, Dr. Savill provides services to the Company in her role as Acting Chief Business Officer. The consulting agreement has a term that expires on the last date on which Dr. Savill provides services to the Company. Pursuant to the consulting agreement, we have agreed to pay Dr. Savill a consulting fee at a monthly rate of $31,667, and Dr. Savill is eligible to receive a 30% annual performance bonus subject to approval of our board of directors. Upon the consummation of our initial public offering, effective as of January 12, 2021, we entered into a Services Agreement with Dr. Savill pursuant to which we have agreed to pay Dr. Savill a consulting fee of $380,000 per year and Dr. Savill is eligible to receive a 40% annual performance bonus subject to approval of our board of directors. The services agreement has a term that expires on the last date on which Dr. Savill provides services to the Company.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Related Person Transaction Policy

Our board of directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. Prior to our initial public offering, the material facts as to the related party’s relationship or interest in the transaction were disclosed to our board of directors prior to their consideration of such transaction, and the transaction was not considered approved by our board of directors unless a majority of the directors who are not interested in the transaction approved the transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction were disclosed to the stockholders, who must approve the transaction in good faith.

In connection with our public offering, we adopted a written related party transactions policy that provides that such transactions must be approved by our audit committee. This policy became effective on the date on which the registration statement of which this prospectus forms a part is declared effective by the SEC. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 26, 2021 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially owner of greater-than-5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 43,516,125 shares of our common stock outstanding as of April 26, 2021.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 26, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Cullinan Oncology, Inc., One Main Street, Suite 520, Cambridge, MA 02142.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater-than-5% Stockholders
Entities affiliated with F2 Ventures(1)	6,026,832	13.85%
UBS Oncology Impact Fund L.P.(2)	7,913,887	18.19%
Entities affiliated with Foresite Capital(3)	3,641,879	8.37%

Named Executive Officers and Directors
Owen Hughes(4)	1,020,756	2.32%
Patrick Baeuerle, Ph.D.(5)	734,133	1.67%
Jon Wigginton, M.D.	184,398	*
Thomas Ebeling(6)	148,217	*
Ansbert Gadicke, M.D.(7)	632,206	1.44%
Morana Jovan-Embiricos, Ph.D.(1)(8)	6,279,713	14.38%
Anthony Rosenberg(9)	244,223	*
Stephen Webster	—	—
All executive officers and directors as a group (13 persons)(10)	9,960,045	21.78%

*	Less than one percent
(1)

Information herein is solely based on a Form 4 filed by (i) Globeways Holdings Limited, or Globeways, (ii) F2 Vision SCS, or F2 Vision, (iii) F2 Bioscience I 2017 Limited, or F2 Bioscience 2017, (iv) F2 TPO Investments LLC, or F2 TPO, (v) F2 MG Limited, or F2 MG, (vi) F2 Bio TD, LLC, or F2 Bio, (vii) F2 MC, LLC, or F2 MC, F2 GC, LLC, or F2 GC, and (ix) Dr. Morana Jovan-Embiricos on January 14, 2021. Dr. Morana Jovan-Embiricos is a member of our board of directors and is the founding director of Globeways, which is the appointed manager of each of F2 Bioscience 2017 and F2 MG. Dr. Morana Jovan-Embiricos is also the founder of Globeways’ wholly-owned subsidiary Globeways Holdings II Limited, or

Globeways II, which is the appointed manager of F2 TPO, F2 MC and F2 Bio. Dr. Morana Jovan-Embiricos is also the founder of Globeways’ wholly-owned subsidiary F2 Vision Management Sárl, or F2 Vision Management, which is the appointed manager of F2 Vision. Dr. Morana Jovan-Embiricos makes investment decisions on behalf of all such entities with respect to shares held by such entities. Dr. Morana Jovan-Embiricos expressly disclaims beneficial ownership of the securities held by F2 Bioscience 2017, F2 MG, F2 TPO, and F2 Bio, F2 MC, F2 GC and F2 Vision. The address for correspondence of Dr. Morana Jovan-Embiricos, Globeways, F2 Bioscience 2017 and F2 MG is 8, Rue Saint-Leger, CH 1205, Geneva, Switzerland. The address for correspondence of F2 TPO, F2 Bio, F2 GC and F2 MC is 8 West 38th Street, Suite 1001, New York, NY 10018, USA, and the address for correspondence of F2 Vision is 74, Grand-Rue, L-1660 Luxembourg.
(2)

Information herein is solely based on a Schedule 13G filed by (i) UBS Oncology Impact Fund L.P., or OIF, (ii) Oncology Impact Fund (Cayman) Management L.P., or OIF GP, (iii) MPM Oncology Impact Management L.P., or MPM LP, and (iv) MPM Oncology Impact Management GP LLC, or MPM GP, on January 19, 2021. The general partner of OIF is OIF GP. The general partner of OIF GP is MPM LP. The general partner of MPM LP is MPM GP. Dr. Ansbert Gadicke is a member of our board of directors and is a managing member and the managing director of MPM GP. Each of the entities and individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address of these entities 450 Kendall Street, Cambridge, MA 02142.

(3)

Information herein is solely based on a Schedule 13G filed by (i) Foresite Capital V, L.P., or Fund V, (ii) Foresite Capital Opportunity Fund V, L.P., or Opportunity Fund V, (iii) Foresite Capital Management V, LLC, or Foresite Capital Management and (iv) Foresite Capital Opportunity Management V, LLC, or Foresite Opportunity Management, on January 15, 2021. Foresite Capital Management is the general partner of Fund V and may be deemed to have sole voting and dispositive power over the shares held by Fund V; and Foresite Opportunity Management is the general partner of Opportunity Fund V and may be deemed to have sole voting and dispositive power over the shares held by Opportunity Fund V. The address for each of these entities is 600 Montgomery Street, Suite 4500, San Francisco, CA 94111.

(4)

Consists of (i) 503,726 shares of common stock held by Mr. Hughes and a grantor retained annuity trust and (ii) 517,030 shares subject to options held by Mr. Hughes which are vested and exercisable within 60 days of April 26, 2021.

(5)

Consists of (i) 341,434 shares of common stock held by an entity of which Dr. Baeuerle is Managing Director and has sole voting and investment power over these shares and (ii) 392,699 shares subject to options held by Dr. Baeuerle which are vested and exercisable within 60 days of April 26, 2021.

(6)	Consists of (i) 67,504 shares of common stock held by Mr. Ebeling and (ii) 80,713 shares subject to options held by Mr. Ebeling which are vested and exercisable within 60 days of April 26, 2021.
(7)	Consists of (i) 350,938 shares of common stock held by Dr. Gadicke and (ii) 281,268 shares subject to options held by Dr. Gadicke which are vested and exercisable within 60 days of April 26, 2021.
(8)

Information herein is solely based on a Form 4 filed by (i) Globeways Holdings Limited, or Globeways, (ii) F2 Vision SCS, or F2 Vision, (iii) F2 Bioscience I 2017 Limited, or F2 Bioscience 2017, (iv) F2 TPO Investments LLC, or F2 TPO, (v) F2 MG Limited, or F2 MG, (vi) F2 Bio TD, LLC, or F2 Bio, (vii) F2 MC, LLC, or F2 MC, F2 GC, LLC, or F2 GC and collectively with Globeways, F2 Vision, F2 Bioscience 2017, F2 TPO, F2 MG, F2 Bio, F2 MC, the F2 Entities and (ix) Dr. Morana Jovan-Embiricos on January 14, 2021. Consists of: (i) 6,026,832 shares held by the F2 Entities, (ii) 112,507 shares of common stock held by Dr. Jovan-Embiricos and (iii) 140,374 shares subject to options held by Dr. Jovan-Embiricos which are vested and exercisable within 60 days of April 26, 2021. Dr. Morana Jovan-Embiricos is a member of our board of directors and is the founding director of Globeways, which is the appointed manager of each of F2 Bioscience 2017 and F2 MG. Dr. Morana Jovan-Embiricos is also the founder of Globeways’ wholly-owned subsidiary Globeways Holdings II Limited, or Globeways II, which is the appointed manager of F2 TPO, F2 MC and F2 Bio. Dr. Morana Jovan-Embiricos is also the founder of Globeways’ wholly-owned subsidiary F2 Vision Management Sárl, or F2 Vision Management, which is the appointed manager of F2 Vision. Dr. Morana Jovan-Embiricos makes investment decisions on behalf of all such entities with respect to shares held by such entities. Dr. Morana Jovan-Embiricos expressly disclaims beneficial ownership of the securities held by F2 Bioscience 2017, F2 MG, F2 TPO, and F2 Bio, F2 MC, F2 GC and F2 Vision. The

address for correspondence of Dr. Morana Jovan-Embiricos, Globeways, F2 Bioscience 2017 and F2 MG is 8, Rue Saint-Leger, CH 1205, Geneva, Switzerland. The address for correspondence of F2 TPO, F2 Bio, F2 GC and F2 MC is 8 West 38th Street, Suite 1001, New York, NY 10018, USA, and the address for correspondence of F2 Vision is 74, Grand-Rue, L-1660 Luxembourg.
(9)	Consists of (i) 45,002 shares of common stock held by Mr. Rosenberg and (ii) 199,221 shares subject to options held by Mr. Rosenberg which are vested and exercisable within 60 days of April 26, 2021.
(10)

See notes 4 through 9 above; also includes 1,624 shares of common stock held by Raymond Keane, 22,911 shares of common stock held by Jennifer Michaelson, 193,115 shares of common stock held by Corinne Savill and 149,760 shares of common stock held by Leigh Zawel, as well as 110,197, 119,704 and 119,088 shares subject to options held by Jennifer Michaelson, Corinne Savill and Leigh Zawel, respectively, which are vested and exercisable within 60 days of April 26, 2021.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Cullinan Oncology’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Cullinan Oncology’s independent registered public accounting firm, (3) the performance of Cullinan Oncology’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Cullinan Oncology’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Cullinan Oncology’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Cullinan Oncology for the fiscal year ended December 31, 2020. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Cullinan Oncology be included in Cullinan Oncology’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF CULLINAN ONCOLOGY, INC.
Stephen Webster, Chairperson
Thomas Ebeling
Anthony Rosenberg
April 29, 2021

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Cullinan Oncology, Inc., One Main Street, Suite 520, Cambridge, Massachusetts 02142, Attention: Corporate Secretary, telephone: (617) 410-4650. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 30, 2021. However, if the date of the 2022 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Cullinan Oncology, Inc., One Main Street, Suite 520, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2022 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 25, 2022 and no later than March 27, 2022. Stockholder proposals and the required notice should be addressed to Cullinan Oncology, Inc., One Main Street, Suite 520, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

CULLINAN ONCOLOGY, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, June 24, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CGEM2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, June 24, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D52987-P54548 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CULLINAN ONCOLOGY, INC. The Board of Directors recommends you vote FOR the following: 1. Election of the following individuals nominated to serve as Class I directors, for a three-year term ending at the annual meeting of stockholders to be held in 2024: Nominees: 01) Thomas Ebeling 02) Morana Jovan-Embiricos, Ph.D. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 2. Proposal to ratify the appointment of KPMG LLP as Cullinan Oncology’s independent registered public accounting firm for the fiscal year ending December 31, 2021. For Against Abstain Note: The Board of Directors will consider and act upon any other business as may properly come before the annual meeting or any adjournment or postponement thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. ANNUAL MEETING OF STOCKHOLDERS June 25, 2021, 10:00 a.m. Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Owen Hughes and Jeffrey Trigilio, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Cullinan Oncology, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on June 25, 2021, virtually at www.virtualshareholdermeeting.com/CGEM2021, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2, TO RATIFY THE APPOINTMENT OF KPMG LLP, AS CULLINAN ONCOLOGY’S ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021. Continued and to be signed on reverse side